EXHIBIT 99.2

CoreWeave Prices Upsized $2.25 Billion Convertible Senior Notes Offering
LIVINGSTON, N.J., December 9, 2025 — CoreWeave, Inc. (Nasdaq: CRWV) (“CoreWeave”) announced today the pricing of its private offering of $2.25 billion aggregate principal amount of its 1.75% convertible senior notes due 2031 (the “Notes”). The offering was upsized from the previously announced offering of $2 billion aggregate principal amount of Notes. The issuance and sale of the Notes are scheduled to settle on December 11, 2025, subject to customary closing conditions. CoreWeave also granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $337.5 million aggregate principal amount of Notes.
The Notes will be jointly and severally, fully and unconditionally guaranteed by CoreWeave’s wholly owned subsidiaries that guarantee its existing 9.250% Senior Notes due 2030 and 9.000% Senior Notes due 2031, and will accrue interest payable semiannually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2026, at a rate of 1.75% per year. The Notes will mature on December 1, 2031, unless earlier repurchased, redeemed or converted. The Notes and the subsidiary guarantees will be the general senior, unsecured obligations of CoreWeave and the guarantors.
Prior to September 1, 2031, the Notes will be convertible at the option of the noteholders only upon the occurrence of specific events and during specified periods. On or after September 1, 2031, noteholders may convert their Notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. CoreWeave will settle conversions of the Notes in cash, shares of CoreWeave’s Class A common stock or a combination of cash and shares of CoreWeave’s Class A common stock, at CoreWeave’s election. The initial conversion rate will be 9.2764 shares of CoreWeave’s Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $107.80 per share. The initial conversion price represents a premium of approximately 25% over the last reported sale price of $86.24 per share of CoreWeave’s Class A common stock on the Nasdaq Global Select Market on December 8, 2025. The conversion rate will be subject to adjustment upon the occurrence of certain events.
CoreWeave may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after December 5, 2028 and before the 26th scheduled trading day before the maturity date if the last reported sale price of CoreWeave’s Class A common stock has been at least 130% of the conversion price of the Notes then in effect for a specified period of time and certain other conditions are met. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If CoreWeave undergoes a “Fundamental Change” (as defined in the indenture that will govern the Notes), subject to certain conditions and limited exceptions, noteholders may require CoreWeave to repurchase for cash all or any portion of their Notes at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
If certain corporate transactions occur prior to the maturity date or if CoreWeave delivers a notice of redemption, CoreWeave will, in certain circumstances, increase the conversion rate applicable to Notes that are converted in connection with such corporate transaction or Notes that are called (or deemed called) for redemption and converted in connection with such notice of redemption, as the case may be.
CoreWeave estimates that the net proceeds from the offering will be approximately $2,210.6 million (or approximately $2,542.2 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions but before deducting CoreWeave’s estimated offering expenses. CoreWeave intends to use approximately $295.7 million of the net proceeds to fund the cost of entering into the capped call transactions described below. CoreWeave intends to use the remainder of the net proceeds from the offering for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, then CoreWeave intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below, and the remainder of any such additional net proceeds for general corporate purposes.
In connection with the pricing of the Notes, CoreWeave entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to certain customary adjustments, the number of shares of CoreWeave’s class A common stock underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then CoreWeave expects to enter into additional capped call transactions with the option counterparties.
The cap price of the capped call transactions will initially be $215.60 per share, which represents a premium of 150% over the last reported sale price of CoreWeave’s class A common stock of $86.24 per share on December 8, 2025, and is subject to certain adjustments under the terms of the capped call transactions.
The capped call transactions are expected generally to reduce the potential dilution to CoreWeave’s Class A common stock upon any conversion of Notes and/or offset any potential cash payments CoreWeave is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of CoreWeave’s class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

CoreWeave has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to CoreWeave’s Class A common stock and/or purchase shares of CoreWeave’s Class A common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of CoreWeave’s Class A common stock or the Notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to CoreWeave’s Class A common stock and/or purchasing or selling CoreWeave’s Class A common stock or other securities of CoreWeave in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) on each exercise date for the capped call transactions, which is in each case expected to occur on each trading day during the 25 trading day period beginning on the 26th scheduled trading day prior to the maturity date of the Notes and (y) following any early conversion of the Notes, any repurchase of the Notes by CoreWeave on any fundamental change repurchase date, any redemption date or any other date on which CoreWeave retires any Notes, in each case if CoreWeave exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of CoreWeave’s Class A common stock or the Notes, which could affect a noteholder’s ability to convert its Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of its Notes.
The Notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About CoreWeave
CoreWeave is The Essential Cloud for AI™. Built for pioneers by pioneers, CoreWeave delivers a platform of technology, tools, and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by leading AI labs, startups, and global enterprises, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate breakthroughs. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the capped call transactions, the Notes offering and the expected use of proceeds therefrom, which statements are based on current expectations, forecasts, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to, CoreWeave’s ability to complete the offering on the anticipated terms, if at all, the effect of the capped call transactions, the anticipated use of proceeds from the proposed offering, and the potential impact of the foregoing or related transactions on dilution to holders of its Class A common stock and the market price of its Class A common stock and general market, political, economic and business conditions which might affect the offering. These factors, as well as others, are discussed in CoreWeave’s filings with the Securities and Exchange Commission, including the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in CoreWeave’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. All forward-looking statements contained herein are based on information available as of the date hereof and CoreWeave does not assume any obligation to update these statements as a result of new information or future events.

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Investor Relations Contact
investor-relations@coreweave.com
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